Exhibit 10.1d

RESTRICTED SHARE UNIT

TERMS OF AWARD

UNDER

STEREOTAXIS, INC. 2012 STOCK INCENTIVE PLAN

On March 5, 2013 (“Grant Date”), the Company granted to Awardee an Award of restricted share units (“RSUs”) under the Stereotaxis, Inc. 2012 Stock Incentive Plan, as amended the (“Plan”). The date of grant and the number of RSUs covered by this Award are set forth in the Award letter Awardee received from the Company (“Statement”). The Statement and these Terms of Award collectively constitute the terms and conditions of the Award for the RSUs and describe the conditions applicable to such Awards.

1. Award Subject to Plan. This Award is granted under and is expressly subject to, all the terms and provisions of the Plan, which terms are incorporated herein by reference

2. Definitions. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan. The following terms shall have the following meanings, except where otherwise noted:

(a) “Cause” means Awardee’s fraud or willful misconduct as determined by the Committee.

(b) “Change of Control” means the occurrence of one or more of the following:

(i) The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 35% or more of either the then-outstanding shares of common stock of the Company or the combined power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors;

(ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threaten election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

(iii) The consummation of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

(c) “Company” means Stereotaxis, Inc., a Delaware corporation.

(d) “Disability” or “Disabled” means Awardee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Awardee shall be considered Disabled only if Awardee furnishes such proof of Disability as the Committee may require.

(e) “Good Reason” means:

(i) Requiring Awardee to be based at any office or location more than 50 miles from Awardee’s office or location as of the date of the Change of Control;

(ii) The assignment to Awardee of any duties inconsistent in any respect with Awardee’s position (including status, offices, titles and reporting relationships), authority, duties or responsibilities as of the date of the Change of Control or any action by the Company or any of its subsidiaries which results in a diminution in such position, authority, duties or responsibilities; or

(iii) A material reduction in Awardee’s base compensation below the level in effect as of the date of the Change of Control.

Notwithstanding the foregoing, Good Reason shall not be deemed to exist in connection with this Section 2(e) unless: (x) the Awardee notifies the Company in writing of the condition allegedly giving rise to such Good Reason within 90 days of the initial existence of such condition, (y) the Company does not cure such condition within 30 days of such notice, and (z) the Awardee terminates employment with the Company as a result of such Good Reason within 120 days of the initial existence of such condition.

3. Grant of RSUs. Each RSU represents the right to receive one share of Common Stock, in certain circumstances as provided in the Awardee’s Statement and this Terms of Award, following the date such RSU vests. Until such time (if any) as shares of stock are delivered to the Awardee, the Awardee will not have any of the rights of a common shareholder of the Company with respect such shares. Awardee shall have no voting or dividend equivalent rights with respect to the RSUs.

4. Vesting. The RSUs shall vest over a four year period as follows: (i) 40% vest on the first anniversary of the Grant Date; and (ii) thereafter, the remaining 60% shall vest in three equal annual installments of 20%, each occurring on the next three anniversaries of the Grant Date, subject to Sections 5 and 6 below. In the event of a Change of Control of the Company or within one year following such Change of Control, if the Awardee’s employment is involuntarily terminated or Awardee voluntarily terminates employment with the Company for Good Reason, all RSUs that are unvested at the time of such involuntary or Good Reason termination of employment shall vest immediately upon such termination of employment.

5. Withholding. The Company shall withhold sufficient shares to satisfy the Company’s obligation to withhold for tax requirements at the time of vesting of RSUs hereunder, as appropriate, if Awardee is at the time of vesting subject to the Company’s policies regarding restrictions on trading within specified trading “windows”, and the Company may, in its sole discretion, so withhold if Awardee is not subject to such restrictions. In the event that the Company withholds shares as contemplated in this Section, the Awardee shall receive a net number of shares equal to the shares to which the Awardee is otherwise entitled hereunder, less the number of shares withheld by the Company hereunder. In the event that the Company determines not to withhold shares for an Awardee who is not subject to the trading restrictions prior to the payment or settlement of the Award, as appropriate, the Awardee must pay, or make arrangements acceptable to the Company for the payment of, any and all tax withholding that in the opinion of the Company is required by law. Such arrangements for payment of withholding may include, for example, directing an appropriate broker to sell such number of shares as necessary to result in a cash amount equal to the withholding requirements.

6. Termination of Service.

(a) In the event Awardee voluntarily terminates employment with the Company including as a result of Good Reason (other than in the case of Good Reason termination in connection with a Change of Control as provided in Section 4 hereof), Awardee shall immediately forfeit any RSUs to the extent not vested upon the date of such voluntary termination of employment.

(b) In the event Awardee’s employment with the Company is involuntarily terminated by the Company for Cause, Awardee shall immediately forfeit any RSUs to the extent not vested upon the date of such involuntary termination of employment for Cause.

(c) In the event Awardee’s employment with the Company is involuntarily terminated by the Company on or after the first annual anniversary of the Grant Date for reasons other than Cause (other than in the case of a Change of Control as provided in Section 4 hereof) or if Awardee’s employment with the Company is terminated due to death or Disability on or after the first annual anniversary of the Grant Date, any unvested RSUs shall vest at the time of such termination of employment on a prorata basis determined by multiplying 2.0833% by the number of full and partial months since the Grant Date or, if later, the most recent annual vesting date, as applicable, during which Awardee furnished services to the Company. Any RSUs that are outstanding at the time of such termination that do not vest pursuant to this Section 6(c) shall be forfeited.

(d) Nothing herein shall confer on Awardee the right to continue as an employee of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary thereof to terminate Awardee’s employment at any time.

7. RSUs Non-Transferable. RSUs awarded hereunder shall not be transferable by the Awardee, except upon death by will or the laws of descent and distribution. Except as may be required by the federal income tax withholding provisions of the Code or by the tax laws of any State, the interests of the Awardee under this Agreement are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered. Any attempt by the Awardee to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void.

8. Delivery of Shares. The Company shall deliver to the Awardee a number of shares equal to the number of RSUs (if any) that vest pursuant to this Award, subject to withholding as provided in Section 5 above. Such delivery shall take place as soon as practicable following vesting of such RSUs, but in no event later than 30 days following such vesting.

9. Committee Administration. These Awards have been granted pursuant to a determination made by the Committee, and such Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of these Awards, shall have plenary authority to interpret any provision of this grant and to make any determinations necessary or advisable for the administration of this grant and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Awardee by the express terms hereof.

10. Effect of Award Certificate: Severability. This Award shall be binding upon and shall inure to the benefit of any successor of the Company. The invalidity or enforceability of any provision of this Award shall not affect the validity of enforceability of any other provision of this Award.

11. Code Section 409A. It is intended that the Award be exempt from the application of Code Section 409A as a “short term deferral”. Notwithstanding any provision in this Terms of Award to the contrary, any references to termination of employment or date of termination herein shall mean and refer to “separation from service” and the date of such “separation from service” as that term is defined in Code Section 409A.

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